UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 9, 2010 (August 4, 2010)
LIBERTY ACQUISITION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33862	26-0490500
(Commission File Number)	(IRS Employer Identification Number)
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 380-2230
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS
     ON MAY 7, 2010, IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION (THE “BUSINESS COMBINATION”) BETWEEN PROMOTORA DE INFORMACIONES, S.A. (“PRISA”) AND LIBERTY ACQUISITION HOLDINGS CORP. (“LIBERTY”), PRISA FILED A REGISTRATION STATEMENT ON FORM F-4 (THE “REGISTRATION STATEMENT”) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) THAT INCLUDES A PRELIMINARY PROXY STATEMENT OF LIBERTY FOR THE PROPOSED BUSINESS COMBINATION AND PROPOSED WARRANT AMENDMENT THAT WILL ALSO CONSTITUTE A PROSPECTUS OF PRISA. PRISA EXPECTS TO FILE AN AMENDMENT TO ITS REGISTRATION STATEMENT WHICH WILL, AMONG OTHER THINGS, REFLECT THE TERMS OF THE AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT ENTERED INTO BETWEEN PRISA AND LIBERTY ON AUGUST 4, 2010 (THE “AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT”). LIBERTY INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT/PROSPECTUS FOR THE PROPOSED BUSINESS COMBINATION AND PROPOSED WARRANT AMENDMENT TO ITS STOCKHOLDERS AND WARRANTHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED BUSINESS COMBINATION. LIBERTY STOCKHOLDERS AND WARRANTHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING LIBERTY, PRISA, THE PROPOSED BUSINESS COMBINATION, THE PROPOSED WARRANT AMENDMENT AND RELATED MATTERS.
     STOCKHOLDERS AND WARRANTHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER DOCUMENTS FILED BY LIBERTY OR PRISA WITH THE SEC, FREE OF CHARGE, AT THE SEC’S WEBSITE (WWW.SEC.GOV) OR BY SENDING A REQUEST TO LIBERTY, 1114 AVENUE OF THE AMERICAS, 41ST FLOOR, NEW YORK, NEW YORK 10036, OR BY CALLING LIBERTY AT (212) 380-2230. PRISA WILL ALSO FILE CERTAIN DOCUMENTS WITH THE SPANISH COMISIÓN NACIONAL DEL MERCADO DE VALORES (THE “CNMV”) IN CONNECTION WITH ITS SHAREHOLDERS’ MEETING TO BE HELD IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, WHICH WILL BE AVAILABLE ON THE CNMV’S WEBSITE AT WWW.CNMV.ES.
     LIBERTY AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM LIBERTY’S STOCKHOLDERS IN RESPECT OF THE PROPOSED BUSINESS COMBINATION AND FROM THE WARRANTHOLDERS OF LIBERTY IN CONNECTION WITH THE PROPOSED WARRANT AMENDMENT. INFORMATION REGARDING THE OFFICERS AND DIRECTORS OF LIBERTY IS AVAILABLE IN LIBERTY’S PRELIMINARY PROXY STATEMENT CONTAINED IN THE REGISTRATION STATEMENT, WHICH HAS BEEN FILED WITH THE SEC. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS IS ALSO INCLUDED IN THE REGISTRATION STATEMENT (AND WILL BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS) AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC.
     PRISA AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF LIBERTY IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION AND FROM THE WARRANTHOLDERS OF LIBERTY IN CONNECTION WITH THE PROPOSED WARRANT AMENDMENT. INFORMATION REGARDING THE INTERESTS OF THESE DIRECTORS AND EXECUTIVE OFFICERS IN THE BUSINESS COMBINATION IS INCLUDED IN THE REGISTRATION STATEMENT (AND WILL BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS) AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC.
     i

     THIS REPORT MAY INCLUDE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS “ANTICIPATE”, “BELIEVE”, “EXPECT”, “ESTIMATE”, “PLAN”, “OUTLOOK”, AND “PROJECT” AND OTHER SIMILAR EXPRESSIONS THAT PREDICT OR INDICATE FUTURE EVENTS OR TRENDS OR THAT ARE NOT STATEMENTS OF HISTORICAL MATTERS. INVESTORS ARE CAUTIONED THAT SUCH FORWARD LOOKING STATEMENTS WITH RESPECT TO REVENUES, EARNINGS, PERFORMANCE, STRATEGIES, PROSPECTS AND OTHER ASPECTS OF THE BUSINESSES OF PRISA, LIBERTY AND THE COMBINED GROUP AFTER COMPLETION OF THE PROPOSED BUSINESS COMBINATION ARE BASED ON CURRENT EXPECTATIONS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. A NUMBER OF FACTORS COULD CAUSE ACTUAL RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT; (2) THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST PRISA AND OTHERS FOLLOWING ANNOUNCEMENT OF THE AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT AND TRANSACTIONS CONTEMPLATED THEREIN; (3) THE INABILITY TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THE AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT DUE TO THE FAILURE TO OBTAIN LIBERTY STOCKHOLDER APPROVAL, LIBERTY WARRANTHOLDER APPROVAL OR PRISA SHAREHOLDER APPROVAL; (4) DELAYS IN OBTAINING, ADVERSE CONDITIONS CONTAINED IN, OR THE INABILITY TO OBTAIN NECESSARY REGULATORY APPROVALS REQUIRED TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THE AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT; (5) THE RISKS THAT PRISA’S PLANNED ASSET DISPOSITIONS AND/OR RESTRUCTURING OF ITS CREDIT FACILITIES WILL FAIL TO BE COMPLETED OR FAIL TO BE COMPLETED ON THE TERMS CURRENTLY ANTICIPATED OR THAT PRISA WILL NOT RECEIVE THE NECESSARY CONSENTS UNDER ITS REFINANCING MASTER AGREEMENT TO THE TERMS OF THE BUSINESS COMBINATION; (6) THE RISK THAT HOLDERS OF MORE THAN 70 MILLION SHARES OF LIBERTY COMMON STOCK WILL ELECT TO RECEIVE CASH OR WILL ELECT TO REDEEM THEIR SHARES; (7) THE RISK THAT OTHER CONDITIONS TO CLOSING MAY NOT BE SATISFIED; (8) THE RISK THAT SECURITIES MARKETS WILL REACT NEGATIVELY TO THE BUSINESS COMBINATION OR OTHER ACTIONS BY PRISA AND THE HOLDERS OF LIBERTY COMMON STOCK WILL NOT FIND THIS TO BE MORE ATTRACTIVE THAN THE FORMER TERMS OF THE BUSINESS COMBINATION OR HAVE A DIFFERENT VIEW OF THE VALUE AND LONG-TERM PROSPECTS OF PRISA; (9) THE RISK THAT THE PROPOSED TRANSACTION DISRUPTS CURRENT PLANS AND OPERATIONS AS A RESULT OF THE ANNOUNCEMENT AND CONSUMMATION OF THE TRANSACTIONS DESCRIBED HEREIN; (10) THE ABILITY TO RECOGNIZE THE ANTICIPATED BENEFITS OF THE COMBINATION OF PRISA AND LIBERTY AND OF PRISA TO TAKE ADVANTAGE OF STRATEGIC OPPORTUNITIES; (11) COSTS RELATED TO THE PROPOSED BUSINESS COMBINATION; (12) THE LIMITED LIQUIDITY AND TRADING OF LIBERTY’S SECURITIES; (13) CHANGES IN APPLICABLE LAWS OR REGULATIONS; (14) THE POSSIBILITY THAT PRISA MAY BE ADVERSELY AFFECTED BY OTHER ECONOMIC, BUSINESS, AND/OR COMPETITIVE FACTORS; AND (15) OTHER RISKS AND UNCERTAINTIES INDICATED FROM TIME TO TIME IN PRISA’S OR LIBERTY’S FILINGS WITH THE SEC. IN ADDITION, THERE CAN BE NO GUARANTEE THAT LIBERTY WILL BE ABLE TO ENTER INTO AGREEMENTS WITH ADDITIONAL FINANCIAL INSTITUTIONS FOR THE SALE OF AN ADDITIONAL $100 MILLION OF PREFERRED STOCK.
     ii

     READERS ARE REFERRED TO LIBERTY’S MOST RECENT REPORTS FILED WITH THE SEC, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 AND ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2010. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE, AND LIBERTY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
     iii

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Business Combination Agreement
     On August 4, 2010, Promotora de Informaciones, S.A. (“Prisa”), Liberty Acquisition Holdings Corp. (“Liberty”) and Liberty Acquisition Holdings Virginia, Inc., a Virginia corporation and wholly owned subsidiary of Liberty (“Liberty Virginia”), entered into an Amended and Restated Business Combination Agreement (the “Amended and Restated Business Combination Agreement”) which amends and restates in its entirety the Business Combination Agreement dated as of March 5, 2010, between Prisa and Liberty, as amended by Amendment No. 1 dated as of March 15, 2010, Amendment No. 2 dated as of April 5, 2010 and Amendment No. 3 dated as of May 7, 2010 (as so amended prior to the Amended and Restated Business Combination Agreement, the “Original Business Combination Agreement”). The following is a summary of the material terms of the Amended and Restated Business Combination Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The Amended and Restated Business Combination Agreement provides that at the closing of the proposed business combination contemplated by the Amended and Restated Business Combination Agreement (the “Business Combination”), Liberty will merge with and into Liberty Virginia, with Liberty Virginia surviving the merger (the “Reincorporation Merger”) and the stockholders and warrantholders of Liberty becoming stockholders and warrantholders of Liberty Virginia. In the Reincorporation Merger, each outstanding share of Liberty common stock, Liberty Series A Preferred Stock (as defined below), Liberty Series B Preferred Stock (as defined below), Liberty Series C Preferred Stock (as defined below), Liberty Series D Preferred Stock (as defined below) and, if created as described below, Liberty Series E Preferred Stock (as defined below) will be converted into one share of common stock, one share of a series of preferred stock of Liberty Virginia to be designated as Series A Preferred Stock (the “Liberty Virginia Series A Preferred Stock”), one share of a series of preferred stock of Liberty Virginia to be designated as Series B Preferred Stock (the “Liberty Virginia Series B Preferred Stock”), one share of a series of preferred stock of Liberty Virginia to be designated as Series C Preferred Stock (the “Liberty Virginia Series C Preferred Stock”), one share of a series of preferred stock of Liberty Virginia to be designated as Series D Preferred Stock (the “Liberty Virginia Series D Preferred Stock”) or one share of a series of preferred stock of Liberty Virginia to be designated as Series E Preferred Stock (the “Liberty Virginia Series E Preferred Stock”), respectively. Immediately following such merger, Liberty Virginia will effect a statutory share exchange (the “Share Exchange”) with Prisa under the Virginia Stock Corporation Act and the Spanish Corporation Law of 1989, as amended (or, if applicable, the Spanish Companies Law of 2010), pursuant to which Liberty Virginia will become a wholly owned subsidiary of Prisa and the stockholders and warrantholders of Liberty Virginia will receive the consideration described below.
     Shares of Liberty common stock outstanding immediately prior to the effective time of the Reincorporation Merger with respect to which a stockholder of Liberty shall have validly exercised its redemption rights pursuant to the Liberty restated certificate of incorporation and otherwise have complied with the requirements for such valid exercise will also be converted into shares of Liberty Virginia. However, such shares (the “Redemption Shares”) will automatically be deemed to have exercised redemption rights pursuant to the Liberty Virginia articles of incorporation and, therefore, will represent only the right to be redeemed for cash, in an amount per share calculated in accordance with the Liberty restated certificate of incorporation and corresponding provisions contained in Liberty Virginia’s articles of incorporation. Following the consummation of the Reincorporation Merger and immediately prior to the consummation of the Share Exchange, Liberty Virginia will redeem such Redemption Shares in accordance with the provisions of the Liberty restated certificate of incorporation and corresponding provisions contained in Liberty Virginia’s articles of incorporation. As a result, such Redemption Shares will not participate in the Share Exchange. As of the consummation of the Business Combination, all such redeemed Liberty Virginia shares will no longer be outstanding and each holder of any such redeemed Liberty Virginia share will cease to have any rights with respect thereto, except the right to receive the relevant redemption cash payments.

     Consideration to Be Received in the Transaction by Liberty Common Stockholders
     The Amended and Restated Business Combination Agreement provides that, pursuant to the Share Exchange, each share of Liberty Virginia common stock (other than Redemption Shares) will be exchanged for either, at the option of the stockholder, (1) $10.00 in cash (the “Cash Consideration”) or (2) the following consideration (the “Mixed Consideration”):
•	1.5 newly created Prisa Class A ordinary shares;

•	3.0 newly created Prisa Class B convertible non-voting shares; and

•	$0.50 in cash.
Such election can be made for all or any portion of each stockholder’s shares.
     Consideration to Be Received in the Transaction by Liberty Preferred Stockholders
     The Amended and Restated Business Combination Agreement provides that, pursuant to the Share Exchange, each share of Liberty Preferred Stock will receive a mixture of Prisa securities and/or cash based on the aggregate amount of cash to be paid in the Share Exchange to holders of shares of Liberty Virginia common stock for which the holder of such shares has either: (1) made a valid election to receive the Cash Consideration (such election, a “Cash Election,” and such shares, the “Cash Election Shares”) or (2) validly exercised its redemption rights such that they would be Redemption Shares, as described above (such aggregate amount of cash, the “Total Cash-Out Amount”).
     All of the outstanding shares of Liberty Virginia Series A Preferred Stock will be exchanged, pursuant to the Share Exchange, for the following aggregate consideration: (1) cash in an amount equal to $50 million minus the Total Cash-Out Amount (up to a maximum of $50 million), (2) the Mixed Consideration which would be payable with respect to that number of shares of Liberty Virginia common stock (up to a maximum of five million shares) calculated by dividing the Total Cash-Out Amount by $10.00, had the holder made an election to receive the Mixed Consideration for such shares (a “Mixed Consideration Election”) and (3) the pro rata portion of the interest earned on the Escrow Account (as defined below) due to the holders of the Liberty Virginia Series A Preferred Stock.
     All of the outstanding shares of Liberty Virginia Series B Preferred Stock will be exchanged, pursuant to the Share Exchange, for the following aggregate consideration:
•	If the Total Cash-Out Amount is $50 million or less: (1) $300 million in cash, (2) the Mixed Consideration which would be payable with respect to six million shares of Liberty Virginia common stock had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series B Preferred Stock;

•	If the Total Cash-Out Amount is more than $50 million, but no more than $225 million: (1) cash in an amount equal to $150 million plus six-sevenths of the amount by which $225 million exceeds the Total Cash-Out Amount, (2) the Mixed Consideration which would be payable with respect to (a) six million shares of Liberty Virginia common stock and (b) six-sevenths of that number of shares of Liberty Virginia common stock calculated as the amount by which the Total Cash-Out Amount divided by $10.00 exceeds five million, in each case had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series B Preferred Stock;

•	If the Total Cash-Out Amount is more than $225 million but no more than $525 million: (1) $150 million in cash, (2) the Mixed Consideration which would be payable with respect to 21 million shares of Liberty Virginia common stock had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series B Preferred Stock; and

•	If the Total Cash-Out Amount is greater than $525 million: (1) cash in an amount equal to six-sevenths of the amount by which $700 million exceeds the Total Cash-Out Amount (except that if the Total Cash-Out Amount is $700 million or more, then no cash will be payable), (2) the Mixed Consideration which would be payable with respect to (a) 23.5 million shares of Liberty Virginia common stock and (b) six-sevenths of that number of shares of Liberty Virginia common stock calculated as the amount by which the Total Cash-Out Amount divided by $10 exceeds 52.5 million (except that the total number of shares for which the Mixed Consideration shall be so payable may not exceed 15 million), in each case had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series B Preferred Stock.
     All of the outstanding shares of Liberty Virginia Series C Preferred Stock will be exchanged, pursuant to the Share Exchange, for the Mixed Consideration which would be payable with respect to 750,000 shares of Liberty Virginia common stock had the Mixed Consideration Election been made for such shares.
     All of the outstanding shares of Liberty Virginia Series D Preferred Stock will be exchanged, pursuant to the Share Exchange, for the following aggregate consideration:
•	If the Total Cash-Out Amount is $50 million or less: (1) $50 million in cash, (2) the Mixed Consideration which would be payable with respect to one million shares of Liberty Virginia common stock had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series D Preferred Stock;

•	If the Total Cash-Out Amount is more than $50 million, but no more than $225 million: (1) cash in an amount equal to $25 million plus one-seventh of the amount by which $225 million exceeds the Total Cash-Out Amount, (2) the Mixed Consideration which would be payable with respect to (a) one million shares of Liberty Virginia common stock and (b) one-seventh of that number of shares of Liberty Virginia common stock calculated as the amount by which the Total Cash-Out Amount divided by $10.00 exceeds five million, in each case had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series D Preferred Stock;

•	If the Total Cash-Out Amount is more than $225 million but no more than $525 million: (1) $25 million in cash, (2) the Mixed Consideration which would be payable with respect to 3.5 million shares of Liberty Virginia common stock had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series D Preferred Stock; and

•	If the Total Cash-Out Amount is greater than $525 million: (1) cash in an amount equal to one-seventh of the amount by which $700 million exceeds the Total Cash-Out Amount (except that if the Total Cash-Out Amount is $700 million or more, then no cash will be payable), (2) the Mixed Consideration which would be payable with respect to (a) 3.6 million shares of Liberty Virginia common stock and (b) one-seventh of that number of shares of Liberty Virginia common stock calculated as the amount by which the Total Cash-Out Amount divided by $10 exceeds 52.5 million (except that the total number of shares for which the Mixed Consideration shall be so payable may not exceed 2.5 million), in each case had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series D Preferred Stock.
     No fractional shares of Prisa will be allotted to any holder of Liberty Virginia capital stock in the share exchange. In lieu of the issuance of any such fractional shares, each Liberty Virginia stockholder who otherwise would be entitled to receive such fractional share will receive cash.
     Description of Prisa Shares to Be Received in the Transaction
     Each of the Class A ordinary shares and Class B convertible non-voting shares to be issued to Liberty’s stockholders and warrantholders in connection with the Business Combination will be issued in the form of separate Prisa American Depositary Shares (“ADSs”) representing the Prisa Class A ordinary shares and the Prisa Class B convertible non-voting shares. The ADSs are expected to be listed for trading on the New York Stock Exchange.
     The Prisa Class A ordinary shares will have the same rights as the existing ordinary shares of Prisa, subject to amendments to Prisa’s by-laws to be made in connection with the Business Combination. The Prisa Class B convertible non-voting shares will be non-voting and will be entitled to receive a dividend of €0.175 per annum, payable only from distributable profits of Prisa or, if Prisa does not have sufficient distributable profits, then from the premium reserve created with the issuance of the Prisa Class B convertible non-voting shares net of losses. If Prisa does not have sufficient distributable profits or such premium reserve net of losses during a particular year then such dividends would accumulate and be paid from Prisa’s available distributable profits or the premium reserve created with the issuance of the Prisa Class B convertible non-voting shares net of losses during a subsequent year until mandatory conversion of the Prisa Class B convertible non-voting shares. Each Prisa Class B convertible non-voting share will be convertible at the option of the holder into one Class A ordinary share at any time during monthly exchange periods, and will automatically convert into Class A ordinary shares three and one-half years after issuance (the “Automatic Conversion Date”). Upon automatic conversion, each Class B convertible non-voting share will convert into one Prisa Class A ordinary share if the volume-weighted average trading price of Prisa’s Class A ordinary shares in the Spanish market (Mercado Continuo) during the 20 trading days immediately preceding the Automatic Conversion Date is €2.00 or higher. If the volume-weighted average trading price of Prisa’s Class A ordinary shares in that market during the 20 consecutive trading days immediately preceding the Automatic Conversion Date is less than €2.00, the conversion rate will be modified such that the number of Prisa Class A ordinary shares to be issued in exchange of each Class B convertible non-voting share shall be equal to a fraction (expressed as a decimal), the numerator of which will be €2.00 and the denominator of which will be the volume-weighted average trading price of Prisa Class A ordinary shares in that market during the 20 consecutive trading days immediately preceding the Automatic Conversion Date, up to a maximum of 1.33 Prisa Class A ordinary shares. Prisa will have the option, however, to pay cash in lieu of any fraction of Prisa Class A ordinary shares in excess of one into which a Class B convertible non-voting share would otherwise be convertible upon mandatory conversion.

     The basic rights of the Class A ordinary shares and of the Class B convertible non-voting shares of Prisa governed by Spanish law are contained in the revised form of proposed amended by-laws of Prisa to be adopted in connection with the consummation of the Business Combination, an English translation of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed description of the rights of the Class B convertible non-voting shares will be contained in the resolutions to be adopted by Prisa’s shareholders authorizing the Class B convertible non-voting shares at the special meeting of Prisa’s shareholders to be called for approving the business combination, and are summarized in Schedule I to the Amended and Restated Business Combination Agreement, which readers are urged to read in its entirety.
     No fractional shares of Prisa will be allotted to any holder of Liberty Virginia capital stock in the share exchange. In lieu of the issuance of any such fractional shares, each Liberty Virginia stockholder who otherwise would be entitled to receive such fractional share will receive cash.
     At the effective time of the Share Exchange, each outstanding warrant to purchase shares of Liberty Virginia common stock will be automatically exchanged for a combination of cash and Prisa ADSs, in accordance with the terms of the revised Warrant Amendment summarized below.
     Potential Amendment No. 1 to Amended and Restated Business Combination Agreement
     The Amended and Restated Business Combination Agreement provides that Liberty may enter into preferred stock purchase agreements with one or more third parties to sell, in addition to the sales to be effected pursuant to the Preferred Stock Purchase Agreements (as defined below), an aggregate of 100,000 shares of a new series of preferred stock to be designated as Series E Preferred Stock (the “Liberty Series E Preferred Stock”), for a purchase price of $1,000 per share and an aggregate purchase price of $100 million. Each such potential purchaser of Liberty Series E Preferred Stock was previously known to either Liberty or Prisa, and such potential agreements were being negotiated prior to the signing of the Amended and Restated Business Combination Agreement. If one or more agreements to sell all such 100,000 shares of Liberty Series E Preferred Stock are entered into prior to the effectiveness of the Registration Statement (as defined below) on terms reasonably acceptable to Prisa and Liberty, and if such third party purchasers agree, then the form of Amendment No. 1 to the Amended and Restated Business Combination Agreement attached as Schedule III to the Amended and Restated Business Combination Agreement (the “Potential Amendment”) will automatically become operative, and the Amended and Restated Business Combination Agreement will be amended as set forth in the Potential Amendment.
     If the Potential Amendment becomes operative, then all of the outstanding shares of Liberty Series E Preferred Stock will be exchanged, pursuant to the Share Exchange, for the following aggregate consideration:
•	If the Total Cash-Out Amount is $700 million or less: (1) $100 million in cash, (2) the Mixed Consideration which would be payable with respect to 500,000 shares of Liberty Virginia common stock had the Mixed Consideration Election been made for such shares and (3) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series E Preferred Stock; or
•	If the Total Cash-Out Amount is more than $700 million: (1) cash in an amount equal to the amount by which $800 million exceeds the Total Cash-Out Amount (except that if the Total Cash-Out Amount is $800 million or more, then no cash will be payable), (2) the Mixed Consideration which would be payable with respect to that number of shares of Liberty Virginia common stock calculated as the amount by which the Total Cash-Out Amount divided by $10 exceeds 70 million (except that the total number of shares for which the Mixed Consideration shall be so payable may not exceed ten million) had the Mixed Consideration Election been made for such shares, (3) if the Total Cash-Out Amount is $750 million or less, the Mixed Consideration which would be payable with respect to 500,000 shares of Liberty Virginia common stock had the Mixed Consideration Election been made for such shares, (4) if the Total Cash-Out Amount is more than $750 million, the Mixed Consideration which would be payable with respect to one million shares of Liberty Virginia common stock had the Mixed Consideration Election been made for such shares and (5) the pro rata portion of the interest earned on the Escrow Account due to the holders of the Liberty Virginia Series D Preferred Stock.

     If the Potential Amendment becomes operative, it will also result in the modification of certain conditions to closing, as described below.
     Prisa Warrant Issuance
     The Amended and Restated Business Combination Agreement contemplates that Prisa will, in connection with the consummation of the Business Combination, issue 1.1 warrants in respect of each outstanding Prisa ordinary share to holders of record as of a date prior to the consummation of the Share Exchange (the “Prisa Warrant Issuance”). Each such warrant would be exercisable at any time by the holder for one Prisa Class A ordinary share at an exercise price of €2.00 per warrant, and would expire three and one half years after issuance. If, however, the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”) requires Prisa to conduct the Rights Offering, as described below, the Prisa Warrant Issuance will not be conducted or Liberty and Prisa will agree on an alternate warrant issuance to be effected in conjunction with the Rights Offering (an “Alternate Warrant Issuance”), which Alternate Warrant Issuance in conjunction with the Rights Offering is expected to result in the same number of shares to be issued and the same increase in capital as the Prisa Warrant Issuance, as further described below.
     Representations and Warranties
     The Amended and Restated Business Combination Agreement contains customary representations and warranties of Prisa and Liberty relating to their respective businesses and public filings.
     Pre-Closing Covenants
     The Amended and Restated Business Combination Agreement provides for customary pre-closing covenants, including the obligation of the parties to conduct their respective businesses in all material respects in the ordinary course, provide reasonable access to the other’s books and records, and use reasonable best efforts to cause the Business Combination to occur and not take any action that would cause the Reincorporation Merger to cease to be considered a tax-free reorganization.
     Securityholder Meetings
     Pursuant to the terms of the Amended and Restated Business Combination Agreement, Liberty is required to promptly call (i) a meeting of its stockholders for the purpose of voting upon the Business Combination Agreement and the transactions contemplated thereby (the “Liberty Stockholder Meeting”) and (ii) a meeting of its warrantholders for the purpose of seeking the written consent of the warrantholders to the warrant amendment agreement described below. Prisa is required to call a meeting of its shareholders, to be held no later than one business day following the Liberty stockholders meeting, for the purpose of approving amendments to the by-laws of Prisa to, among other things, (i) create the Class A ordinary shares and Class B convertible non-voting shares, (ii) provide for the necessary increase in Prisa’s authorized capital to consummate the Business Combination, the Prisa Warrant Issuance and, if required, the Rights Offering described below and (iii) require the approval of holders of 75% of Prisa’s voting shares for certain fundamental matters. Pursuant to the Prisa Support Agreement described in the Current Report on Form 8-K filed by Liberty on March 10, 2010, Rucandio, S.A. (“Rucandio”), the controlling shareholder of Prisa, has agreed to vote the Prisa shares it controls, directly or indirectly, in favor of any matter necessary to the consummation of the Business Combination and considered and voted upon by Prisa’s shareholders.

     Registration Statement
     The Amended and Restated Business Combination Agreement provides that Prisa and Liberty will promptly prepare, and Prisa will file with the Securities Exchange Commission (the “SEC”), an amendment to the registration statement on Form F-4 originally filed by Prisa on May 7, 2010, which amended registration statement (the “Registration Statement”) will include a proxy statement of Liberty with respect to the Liberty stockholder and warrantholder meetings. Prisa and Liberty are required to use their reasonable best efforts to have the Registration Statement declared effective as promptly as practicable thereafter. In addition, Prisa is required to file a prospectus with the CNMV relating to an increase in Prisa’s capital in connection with the Business Combination and the Prisa Warrant Issuance.
     Directors’ and Officers’ Insurance
     The Amended and Restated Business Combination Agreement provides that, prior to the closing of the Business Combination, Liberty will purchase a “tail” on its directors’ and officers’ liability insurance policy with respect to acts or omissions occurring prior to the effective time of the share exchange, with coverage in amount and scope at least as favorable as Liberty’s existing policies and reasonably satisfactory to Prisa.
     Prisa Rights Offering
     The Amended and Restated Business Combination Agreement provides that, if required by the CNMV and subject to its approval, and further subject to the approval of the Prisa shareholders of the necessary increase in capital, prior to the closing of the Business Combination Prisa would conduct a rights offering (the “Rights Offering”) to its existing shareholders to subscribe for newly issued Prisa Class A ordinary shares at a price to be determined in consultation with the CNMV. If so required, the Rights Offering will provide an opportunity for the shareholders of Prisa in the aggregate to subscribe for either (1) if the Prisa Warrant Issuance is not to be effected, the same number of newly issued Prisa Class A ordinary shares as would have been issued if the Prisa Warrant Issuance had been effected and all of the warrants issued pursuant thereto had been exercised, or (2) if an Alternate Warrant Issuance is to be conducted, a number of newly issued Prisa Class A ordinary shares that, together with and assuming the exercise of all of the warrants issued in the Alternate Warrant Issuance, results in the issuance of a number of Prisa Class A ordinary shares that equals the number of Prisa Class A ordinary shares as would have been issued if the Prisa Warrant Issuance had been effected and all of the warrants issued pursuant thereto had been exercised. The Rights Offer will, if required, result in an increase of capital to Prisa (assuming the Rights Offer is fully subscribed) that (1) if the Prisa Warrant Issuance is not to be effected, is equal to the increase of capital that would have resulted if the Prisa Warrant Issuance had been effected and all of the warrants issued pursuant thereto had been exercised, or (2) if an Alternate Warrant Issuance is to be effected, is equal to the increase of capital that, together with the proceeds from the Alternate Warrant Issuance, would have resulted if the Prisa Warrant Issuance had been effected and all of the warrants issued pursuant thereto had been exercised. The agreement of certain controlling shareholders of Rucandio to cause Rucandio and its subsidiaries not to participate in the Rights Offering, as disclosed in Liberty’s Current Report on Form 8-K filed by Liberty on March 10, 2010, is no longer in effect, so if the Rights Offering were undertaken, Rucandio may participate in the rights offering on the same terms as other Prisa shareholders.
     The shares that Prisa would issue in the Rights Offering, if undertaken, are expected to trade on the Spanish Continuous Market Exchange and Prisa does not intend to register the Rights Offering, if undertaken, with the SEC.

     Asset Dispositions
     Prisa is required to use its reasonable best efforts to carry out certain previously-announced asset dispositions as promptly as practicable following the execution of the Amended and Restated Business Combination Agreement on substantially the terms and agreements providing for such dispositions.
     Prisa Board of Directors
     Prisa has agreed to take all necessary action to submit to its shareholders Nicolas Berggruen and Martin Franklin, each of whom currently services on Liberty’s board of directors, for election to Prisa’s board of directors effective as of the consummation of the Business Combination. Prisa has also expressed its willingness to increase the number of members of its board of directors to up to 17, and to increase the number of independent directors (consejeros independientes) such that independent directors would represent a majority of the members of the board.
     Conditions to Complete the Transaction
     The respective obligations of Prisa and Liberty to complete the Business Combination are subject to the fulfillment or waiver, if waivable, of mutual conditions, including:
•	receipt of the approval by the Prisa shareholders of the amendment to Prisa’s bylaws and the capital increase of Prisa necessary for effecting the Business Combination, the approval and adoption of the Business Combination Agreement by Liberty stockholders and the approval of the warrant amendment agreement by Liberty warrantholders;

•	the effectiveness of the registration statements with respect to the Prisa shares and Prisa ADSs to be issued in the Business Combination under the Securities Act of 1933, as amended (the “Securities Act”) and certain related registration statements, and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•	the absence of any order, injunction or decree having been issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Business Combination, and the absence of any statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal the consummation of the Business Combination;

•	a prospectus relating to the issuance of the new Prisa shares having been verified by and registered with the CNMV;

•	the restructuring by Prisa of its outstanding indebtedness (the “Debt Restructuring”) substantially in accordance with the terms described in an exhibit to the Amended and Restated Business Combination Agreement occurring substantially simultaneously with the closing, and Prisa not being in default under any of the definitive documents relating to the Debt Restructuring;

•	the amendment to Prisa’s bylaws to, among other things, provide for the issuance of the new Class A ordinary shares and the Class B convertible non-voting shares having been completed;

•	the approval of the listing of Prisa ADSs to be issued in the Business Combination on the NYSE or Nasdaq Market, as determined by Prisa in consultation with Liberty, subject to official notice of issuance;

•	Prisa having entered into a deposit agreement with a U.S. financial institution authorized to act as depositary for the Prisa ADSs, to be selected by Prisa after consultation with Liberty; and

•	Prisa having received from HSBC, as representative of Prisa’s lenders under a refinancing master agreement, a notice stating that the lenders have consented to and approved the amendments to the Original Business Combination Agreement contained in the Amended and Restated Business Combination Agreement.
     Each of Prisa’s and Liberty’s obligations to complete the Business Combination is also separately subject to the satisfaction or waiver, if waivable, of other conditions, including:
•	the other party’s representations and warranties in the Original Business Combination Agreement being true and correct, except (in the case of most of the representations and warranties) where the failure to be true and correct would not have a material adverse effect on such other party;

•	the other party’s performance in all material respects of its obligations under the Amended and Restated Business Combination Agreement; and

•	there not having occurred, since the date of the Original Business Combination Agreement, a material adverse effect on the other party.
     Liberty’s obligation to complete the Business Combination is also subject to the satisfaction or waiver, if waivable, of the following conditions:
•	Prisa having entered into an employment agreement with Juan Luis Cebrián providing for an employment term of at least three years and such other terms as are mutually acceptable to Prisa and Mr. Cebrián; and

•	Prisa issuing in the transaction the requisite number of Prisa shares as required by the share exchange and the warrant amendment agreement described below.
     Prisa’s obligation to complete the Business Combination is also subject to the satisfaction or waiver, if waivable, of the following conditions:
•	Liberty having not less than an aggregate of approximately $936.7 million in cash in its trust account and operating account at the closing of the Business Combination, after payment of the amount of the deferred underwriting discounts payable to the underwriters of Liberty’s initial public offering, Liberty’s transaction expenses and the approximately $46.7 million in cash payable as part of the Warrant Consideration (as defined below) and certain other liabilities;

•	Liberty’s transaction expenses, excluding deferred underwriting discounts and the cash payable as part of the Warrant Consideration, not exceeding $24.0 million;

•	Prisa’s controlling shareholders continuing to control not less than 30% of Prisa’s outstanding ordinary shares on a fully diluted basis (after giving pro forma effect to the warrant exchange pursuant to the warrant amendment agreement described below, the Share Exchange, the full conversion of all Prisa Class B convertible non-voting shares issued in the Share Exchange into shares of Prisa Class A ordinary shares and, in each case if undertaken, the full exercise of all rights and warrants issued pursuant to the Prisa Warrant Issuance, the Rights Offering and the Alternative Warrant Issuance);

•	the amount of cash held by Liberty and available to Prisa following consummation of the Business Combination, after payment of (1) any amounts payable to stockholders of Liberty who validly exercise their redemption rights, (2) any amounts payable with respect to Cash Election Shares in excess of the amounts deposited into and remaining in the Escrow Account and (3) the aggregate amount of cash payable to Liberty stockholders receiving Mixed Consideration in the Business Combination, being greater than €450 million;

•	Liberty having purchased from Liberty’s sponsors, Berggruen Acquisition Holdings Ltd. and Marlin Equities II, LLC (collectively, the “Sponsors”), (1) an aggregate of approximately 2.8 million shares of Liberty common stock (or, if the Potential Amendment becomes operative, approximately 3.3 million shares) and all of the approximately 24.8 million Liberty warrants owned by them and (2) an aggregate of up to an additional 2.6 million shares of Liberty common stock (or, if the Potential Amendment becomes operative, approximately 3.1 million shares), in each case as required to be purchased pursuant to, and for the nominal consideration set forth in, the Amended and Restated Securities Surrender Agreement (as defined below); and

•	the total number of shares of Liberty common stock as to which stockholders validly exercise their redemption rights and Cash Election Shares not exceeding 70 million (or, if the Potential Amendment becomes operative, 80 million) in the aggregate.
     Termination of the Business Combination Agreement
     The Business Combination Agreement may be terminated at any time prior to the completion of the Business Combination by the mutual written consent of Prisa and Liberty, or by either Prisa or Liberty if:
•	any order, injunction or decree is issued by any court or agency of competent jurisdiction or other legal restraint or prohibition making the Business Combination illegal or preventing the consummation of the Business Combination, or any statute, rule, regulation, order, injunction or decree has been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal the consummation of the transaction, and such action has become final and non-appealable;

•	the requisite approval of Prisa’s shareholders or of Liberty’s stockholders is not obtained, or Liberty’s warrantholders fail to approve the warrant amendment agreement (except that a party may not terminate the Business Combination Agreement for this reason if it has not fulfilled its obligations under the Business Combination Agreement to call and conduct its meeting or meetings);

•	the transaction is not completed by December 6, 2010 (other than because of a breach of the Business Combination Agreement caused by the party seeking termination);

•	the other party breaches the Business Combination Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the transaction, subject to the right of the breaching party to cure the breach within 15 days following written notice (unless it is not possible due to the nature or timing for the breach for the breaching party to cure the breach); or

•	as of the date of the Liberty Stockholder Meeting, the number of Cash Election Shares and Redemption Shares shall exceed, in the aggregate, 70 million (or, if the Potential Amendment becomes operative, 80 million).

     In the event the Business Combination Agreement is terminated, the Business Combination agreement will become void and neither Prisa nor Liberty will have any liability under the Business Combination Agreement, except that:
•	both Prisa and Liberty will remain liable for any breach of the Business Combination Agreement; and

•	designated provisions of the Business Combination Agreement, including those regarding the payment of fees and expenses, governing law and jurisdiction, will survive the termination.
Amendment to the Warrant Amendment Agreement
     The Amended and Restated Business Combination Agreement also revises the proposed consideration to be paid to the holders of Liberty’s Warrants pursuant to the proposed amendment (the “Warrant Amendment”) to the Second Amended and Restated Warrant Agreement, dated as of December 6, 2007, between Liberty and Continental Stock Transfer & Trust Company (as Warrant Agent). Under the Amended and Restated Business Combination Agreement, the proposed Warrant Amendment now provides that, in connection with the consummation of the transactions contemplated by the Business Combination Agreement, each Liberty warrant outstanding immediately prior to the effective time of the Share Exchange will, automatically and without any action by the warrantholder, at the effective time of the Share Exchange, be exchanged by Prisa and transferred by such holder to Prisa for consideration (collectively, the “Warrant Consideration”) consisting of:
•	cash in the amount of $0.90 per outstanding warrant to be delivered by Liberty Virginia (for aggregate cash consideration to Liberty’s warrant holders of approximately $46.7 million, after giving effect to the sale by the Sponsors of all of their warrants to Liberty for nominal consideration pursuant to the terms of the Amended and Restated Securities Surrender Agreement); and

•	Prisa ADSs in respect of 0.45 newly issued Prisa Class A ordinary shares per outstanding warrant.
     As a result of the Warrant Amendment, each registered holder of warrants (other than Prisa) will cease to have any rights with respect to the warrants, other than the right to receive the Warrant Consideration.
     The foregoing is a summary of the material terms of the amended form of Warrant Amendment Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Preferred Stock Purchase Agreements
     Also on August 4, 2010, Liberty entered into separately negotiated Preferred Stock Purchase Agreements (each, a “Preferred Stock Purchase Agreement”) with the Sponsors and certain entities (each, including each Sponsor, an “Investor”), pursuant to which those Investors agreed to purchase certain specified series of newly-created shares of Liberty’s preferred stock. The aggregate proceeds from the sale of all series of such preferred stock will be $400 million, which proceeds may be used to help fund the required payments pursuant to the Share Exchange to those stockholders of Liberty who make the Cash Election pursuant to the terms of the Amended and Restated Business Combination Agreement. Each such entity was previously known to either Liberty or Prisa and each Preferred Stock Purchase Agreement was negotiated with each Investor separately. Under the terms of the several Preferred Stock Purchase Agreements Liberty will issue and sell:

•	An aggregate of 50,000 shares of a new series of preferred stock to be designated as Series A Preferred Stock (the “Liberty Series A Preferred Stock”), for a purchase price of $1,000 per share and an aggregate purchase price of $50 million, all of which will be purchased by the Sponsors (each of which will purchase 25,000 shares of Series A Preferred Stock);

•	An aggregate of 300,000 shares of a new series of preferred stock to be designated as Series B Preferred Stock (the “Liberty Series B Preferred Stock”), for a purchase price of $1,000 per share and an aggregate purchase price of $300 million, of which 150,000 shares will be purchased by Tyrus Capital Event Master Fund Ltd. (“Tyrus”) and 150,000 shares will be purchased by HSBC Bank plc (“HSBC”);

•	An aggregate of ten shares of a new series of preferred stock to be designated as Series C Preferred Stock (the “Liberty Series C Preferred Stock”), for a purchase price of $1.00 per share and an aggregate purchase price of $10, all of which will be purchased by Tyrus; and

•	An aggregate of 50,000 shares of a new series of preferred stock to be designated as Series D Preferred Stock (the “Liberty Series D Preferred Stock” and, collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and, if created pursuant to the Potential Amendment, the Liberty Series E Preferred Stock, the “Liberty Preferred Stock”), for a purchase price of $1,000 per share and an aggregate purchase price of $50 million, all of which will be purchased by certain funds managed by Centaurus Capital LP.
     Pursuant to the terms of the Preferred Stock Purchase Agreements, the closing of the sale of the Liberty Preferred Stock will occur on the business day that is ten business days prior to the date of the Liberty Stockholder Meeting (or at such other time as the Investor and Liberty may mutually agree) (the “Investment Closing Date”). At the closing, each Investor will pay the applicable purchase price to an interest bearing escrow account (the “Escrow Account”) to be established by Liberty with Citibank, N.A., as escrow agent, pursuant to an escrow agreement (the “Escrow Agreement”) to be entered into among Liberty, the Investors and the escrow agent. The funds in the Escrow Account may be used solely to fund (1) payments to holders of Liberty common stock that make the Cash Election, (2) amounts payable to holders of Liberty Preferred Stock in the Share Exchange and (3) payments to holders of Liberty Preferred Stock upon any redemption of the Liberty Preferred Stock, as described below.
     The Liberty Preferred Stock will not be entitled to receive any dividends and will have no voting rights other than as required by law, except that the vote or written consent of holders of at least two-thirds of the outstanding shares of each class of Liberty Preferred Stock will be required for the Company to take certain actions that would impact the rights of the applicable class of Liberty Preferred Stock. The rights, privileges and restrictions applicable to each class of Liberty Preferred Stock will be set forth in a certificate of designations of such class of Liberty Preferred Stock to be filed prior to the closing of the transactions contemplated by the Preferred Stock Purchase Agreements, the forms of which certificates of designations are attached as Exhibits 4.2, 4.3, 4.4, 4.5 and 4.6 to this Current Report on Form 8-K (each, a “Certificate of Designations”) and incorporated herein by reference.
     Each Investor’s obligation to purchase shares of Liberty Preferred Stock pursuant to the Preferred Stock Purchase Agreement to which it is a party is subject to the conditions that (1) the Certificates of Designations shall have been filed with the Secretary of State of the State of Delaware, (2) each other Investor shall consummate its purchase of Liberty Preferred Stock on or prior to the Investment Closing Date and (3) with respect to Tyrus and HSBC, Prisa and such Investor shall have agreed in writing to an agreement providing for Prisa to maintain an effective registration statement for a period of one year after the consummation of the Share Exchange with respect to the resale to the public of the Prisa ADSs issued to such Investor in exchange for the shares of Liberty Preferred Stock purchased by it, to the extent necessary to legally allow such resales.

     Under the Preferred Stock Purchase Agreements, each Investor has agreed that until 45 days following the date of the consummation of the Share Exchange, unless previously disclosed, such Investor shall not, without Liberty’s prior written consent, (1) offer, issue, pledge, lend, sell or contract to sell, issue options in respect of or otherwise dispose of, directly or indirectly, or announce an offering or issue of, any Prisa ADSs issued in exchange for the shares of Liberty Preferred Stock purchased by such Investor or any other securities convertible into or exchangeable or exercisable for such shares or (2) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Prisa ADSs.
     Each Preferred Stock Purchase Agreement may be terminated by the Investor party thereto if (in each case, unless the applicable circumstance occurs or fails to occur as a result of a breach of the Preferred Stock Purchase Agreement by such Investor):
•	the closing of the sale of Preferred Stock pursuant to such Preferred Stock Purchase Agreement has not occurred by November 15, 2010, or the closing of the Business Combination has not occurred by December 6, 2010;

•	the Amended and Restated Business Combination Agreement is terminated;

•	any order, injunction or decree is issued by any court or agency of competent jurisdiction or other legal restraint or prohibition making the transactions contemplated by the Preferred Stock Purchase Agreement illegal or preventing the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement, or any statute, rule, regulation, order, injunction or decree has been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement;

•	the Amended and Restated Business Combination Agreement is amended (other than pursuant to the Potential Amendment), or any waiver is given by Liberty under the Amended and Restated Business Combination Agreement, in either case without the prior written consent of the Investor and which decreases the consideration due such Investor pursuant to the terms of the Preferred Stock or otherwise materially and adversely affects such Investor (or, in the case of certain specified provisions, which adversely affects such Investor), or the Escrow Agreement is amended without the consent of such Investor;

•	Any person other than Liberty, the Investors or purchasers of Liberty Series E Preferred Stock as contemplated by the Potential Amendment, if applicable, shall have entered into an agreement to purchase, or shall have purchased, from Liberty or the Sponsors any Preferred Stock or other securities of Liberty, or the terms of the Preferred Stock Purchase Agreement to which any other purchaser is party shall have been (or shall have been amended to become) more favorable to the other purchaser than the terms of the applicable Preferred Stock Purchase Agreement, in each case without the prior written consent of such Investor;

•	Liberty shall have declared or paid any dividend or distribution of any kind with a record date prior to the second day after the Liberty Stockholder Meeting;

•	the requisite approval of Liberty’s common stockholders or of Liberty’s warrantholders to approve the Business Combination or the Warrant Amendment, respectively, is not obtained at the meeting of Liberty’s stockholders to be held pursuant to the Business Combination Agreement; or

•	the Registration Statement, at any time after the proxy statement/prospectus contained therein is mailed to holders of Liberty common stock and Liberty warrants, shall fail to be effective for the registration by such Investor (or, in the case of Tyrus and HSBC, the registration of the resale by such Investor) of the Prisa ADSs to be issued in exchange for the shares of Liberty Preferred Stock purchased by such Investor.

     If a Preferred Stock Purchase Agreement is terminated, neither party will have any further obligation to the other under the Preferred Stock Purchase Agreement except that, if the termination occurs after the closing of the sale of the Liberty Preferred Stock pursuant thereto, Liberty will be required to redeem, within five business days following such termination, all of the shares of Liberty Preferred Stock purchased by the applicable Investor for a price equal to the original purchase price for such shares, plus a pro rata portion of the interest earned on the Escrow Account.
     The foregoing is a summary of the material terms of the Preferred Stock Purchase Agreements, a copy of the form of which (and a schedule of the material differences thereto) is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Securities Surrender Agreement
     On August 4, 2010, Liberty entered into an Amended and Restated Securities Surrender Agreement with Liberty’s Sponsors (the “Amended and Restated Securities Surrender Agreement”) which amends and restates in its entirety the Securities Surrender Agreement entered into on May 7, 2010, between Liberty and the Sponsors. Under the terms of the Amended and Restated Securities Surrender Agreement, the Sponsors have agreed to sell to Liberty, and Liberty has agreed to purchase from the Sponsors, immediately prior to the Reincorporation Merger, (1) an aggregate of approximately 2.8 million shares of Liberty common stock and all of the approximately 24.8 million Liberty warrants held by them for an aggregate purchase price of $775.00, (2) an aggregate of an additional 2.6 million shares of Liberty common stock for an aggregate purchase price of $260.00 if the Total Cash-Out Amount is greater than $525 million and (3) if the Potential Amendment becomes operative, an aggregate of either an additional 500,000 shares of Liberty common stock for an aggregate purchase price of $50 if the Total Cash-Out Amount is no more than $750 million, or an additional one million shares of Liberty common stock for an aggregate purchase price of $100 if the Total Cash-Out Amount is greater than $750 million. The obligation of the Sponsors to sell such Liberty shares expires if the Amended and Restated Business Combination Agreement is terminated for any reason (other than by reason of the Sponsors’ failure to sell shares of Liberty Common Stock to Liberty as required by the Amended and Restated Securities Surrender Agreement).
     The foregoing is a summary of the material terms of the Amended and Restate Securities Surrender Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Amended and Restated Deferred Discount Reduction Letter Agreement
     As a result of the Sponsors’ agreement to sell a portion of their shares of Liberty common stock to Liberty pursuant to the Amended and Restated Securities Surrender Agreement, Citigroup Global Markets, Inc. and Barclays Capital Inc. (as successor to Lehman Brothers inc.), Liberty’s underwriters of its initial public offering have agreed, pursuant to an amended and restated deferred discount reduction letter agreement dated August 4, 2010, to reduce the deferred portion of their underwriters’ discount by approximately $6.9 million, to approximately $20.6 million. Such amended and restated letter agreement amends and restates in its entirety the letter agreement dated May 7, 2010 among Liberty and the underwriters.
     The foregoing is a summary of the material terms of the mended and restated letter agreement among Liberty and the underwriters, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Securities.
     The information provided in Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference in its entirety.
Item 5.01. Change in Control of Registrant.
     The information provided in Item 1.01 of this Current Report is incorporated in this Item 5.01 by reference in its entirety.
Item 5.03. Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information provided in Item 1.01 of this Current Report is incorporated in this Item 5.03 by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

2.1	Amended and Restated Business Combination Agreement, dated as of August 4, 2010, among Prisa, Liberty and Liberty Virginia*
4.1	Amended Form of Warrant Amendment Agreement
4.2	Form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock
4.3	Form of Certificate of Designations, Preferences and Rights of Series B Preferred Stock
4.4	Form of Certificate of Designations, Preferences and Rights of Series C Preferred Stock
4.5	Form of Certificate of Designations, Preferences and Rights of Series D Preferred Stock
4.6	Form of Certificate of Designations, Preferences and Rights of Series E Preferred Stock
10.1	Form of Preferred Stock Purchase Agreement, dated August 4, 2010 among Liberty and each of the Investors (and schedule of material differences thereto)
10.2	Amended and Restated Securities Surrender Agreement, dated August 4, 2010, among Liberty and the Sponsors
10.3	Amended and Restated Deferred Discount Reduction Letter Agreement dated August 4, 2010
99.1	Amended Form of Prisa by-laws (English translation)

*	The Amended and Restated Business Combination Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Liberty or Prisa. The representations, warranties and covenants contained in the Amended and Restated Business Combination Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Amended and Restated Business Combination Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amended and Restated Business Combination Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Liberty, Prisa or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Business Combination Agreement, and this subsequent information may or may not be fully reflected in Liberty’s or Prisa’s respective public disclosures.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ACQUISITION HOLDINGS CORP.
Date: August 9, 2010	By:	/s/ Jared Bluestein
		Name:	Jared Bluestein
		Title:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Amended and Restated Business Combination Agreement, dated as of August 4, 2010, among Prisa, Liberty and Liberty Virginia*
4.1	Amended Form of Warrant Amendment Agreement
4.2	Form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock
4.3	Form of Certificate of Designations, Preferences and Rights of Series B Preferred Stock
4.4	Form of Certificate of Designations, Preferences and Rights of Series C Preferred Stock
4.5	Form of Certificate of Designations, Preferences and Rights of Series D Preferred Stock
4.6	Form of Certificate of Designations, Preferences and Rights of Series E Preferred Stock
10.1	Form of Preferred Stock Purchase Agreement, dated August 4, 2010 among Liberty and each of the Investors (and schedule of material differences thereto)
10.2	Amended and Restated Securities Surrender Agreement, dated August 4, 2010, among Liberty and the Sponsors
10.3	Amended and Restated Deferred Discount Reduction Letter Agreement dated August 4, 2010
99.1	Amended Form of Prisa by-laws (English translation)

*	The Amended and Restated Business Combination Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Liberty or Prisa. The representations, warranties and covenants contained in the Amended and Restated Business Combination Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Amended and Restated Business Combination Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amended and Restated Business Combination Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Liberty, Prisa or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Business Combination Agreement, and this subsequent information may or may not be fully reflected in Liberty’s or Prisa’s respective public disclosures.